Exhibit 10.2

Form of Secured Promissory Note

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND IT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR STATE LAW OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS; AND THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL AS TO THE AVAILABILITY OF SUCH EXEMPTION.

No. ____ $______.00	Orlando, Florida Date: December __, 2015

MEDITE CANCER DIAGNOSTICS, INC.

15% SECURED PROMISSORY NOTE

FOR VALUE RECEIVED, MEDITE CANCER DIAGNOSTICS, INC., a Delaware corporation (the “Company”), hereby promises to pay to the order of ____________ (“Holder”), the principal amount of _________ dollars ($___) on the earlier of the third month anniversary of the Closing Date or the third business day following the Company’s receipt of funds exceeding $1,000,000 from an equity or debt financing (the “Additional Financing”), not including the financing contemplated by the Purchase Agreement (as defined below) (such earlier date being hereinafter referred to as the “Maturity Date”) or earlier as hereinafter provided.  Interest on the outstanding principal balance shall be paid quarterly, in arrears, at the rate of fifteen percent (15%) per annum.  Interest shall be computed on the basis of a 360-day year, using the number of days actually elapsed.  The Holder, at its sole election, may elect to have the interest accrued on this Note paid in shares of Common Stock, cash or a combination of both; provided however that any interest the Holder elects to have paid in shares of Common Stock, shall be paid at the rate of $1.60 per share; provided further that if the Holder elects to have any accrued interest paid in shares of Common Stock, it must provide written notice to the Company at least five (5) Business Days prior to the interest payment due date and such notice must clearly state the amount of interest such Holder elects to be paid in shares of Common Stock.

ARTICLE 1.
Agreements

(a)      Securities Purchase Agreement.  This Note has been issued pursuant to the terms and conditions set forth in the Securities Purchase Agreement dated as of December [  ], 2015 by and among the Company and the Holder, (as from time to time amended, the “Purchase Agreement”).  All of the terms and conditions of such Purchase Agreement are incorporated herein by this reference, and all capitalized terms not separately defined in this Note, shall have the same meanings as defined in the Purchase Agreement.

(b)      Security Agreement.  Pursuant to that certain Security Agreement dated as of December [  ], 2015 by and among the Company and the Holders (the “Security Agreement”), the amounts owed under this Note are secured by a security interest as set forth in the Security Agreement.

ARTICLE 2.
Events of Default and Acceleration

(a)      Events of Default Defined.  The entire unpaid principal amount of this Note, together with interest thereon shall forthwith become and be due and payable if any one or more the following events (“Events of Default”) shall have occurred (for any reason whatsoever and whether such happening shall be voluntary or involuntary or be affected or come about by operation of law pursuant to or in compliance with any judgment, decree, or order of any court or any order, rule or regulation of any administrative or governmental body) and be continuing.  An Event of Default shall occur:

(i)           if failure shall be made in the payment of the principal of this Note or in the payment of any installment of interest on this Note when and as the same shall become due and such failure shall continue for a period of five (5) business days after such payment is due; or

(ii)           the Company defaults in the performance of or compliance with its obligations under any of this Note, the Purchase Agreement or any of the Transaction Documents and such default has not been cured for thirty (30) days after written notice of default is given to the Company; or

(iii)           any representation or warranty made by or on behalf of the Company in this Note, the Purchase Agreement or any of the Transaction Documents proves to have been false or incorrect in any material respect on the date as of which made, and such condition has not been cured for sixty (60) business days after written notice of default is given to the other party;

(iv)           if the Company shall consent to the appointment of a receiver, trustee or liquidator of itself or of a substantial part of its property, or shall admit in writing its inability to pay its debts generally as they become due, or shall make a general assignment for the benefit of creditors, or shall file a voluntary petition in bankruptcy, or an answer seeking reorganization in a proceeding under any bankruptcy law (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against the Company in any such proceeding, or shall by voluntary petition, answer or consent, seek relief under the provisions of any other now existing or future bankruptcy or other similar law providing for the reorganization or winding up of corporations, or an arrangement, composition, extension or adjustment with its or their creditors, or shall, in a petition in bankruptcy filed against it or them be adjudicated a bankrupt, or the Company or its directors or a majority of its stockholders shall vote to dissolve or liquidate the Company; or

(v)           if an involuntary petition shall be filed against the Company seeking relief against the Company under any now existing or future bankruptcy, insolvency or other similar law providing for the reorganization or winding up of corporations, or an arrangement, composition, extension or adjustment with its or their creditors, and such petition shall not be stayed or vacated or set aside within ninety (90) days from the filing thereof; or

(vi)           if a court of competent jurisdiction shall enter an order, judgment or decree appointing, without consent of the Company, a receiver, trustee or liquidator of the Company or of all or any substantial part of the property of the Company, or approving a petition filed against the Company seeking a reorganization or arrangement of the Company under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof, or any substantial part of the property of the Company shall be sequestered; and such order, judgment or decree shall not be stayed or vacated or set aside within ninety (90) days from the date of the entry thereof.

(b)      Remedies Following An Event Of Default.  Upon occurrence of an Event of Default defined in subsection (a) of this Article 2, this Note and all accrued Interest to the date of such default shall, at the option of the Holder, immediately become due and payable without presentment, protest or notice of any kind, all of which are waived by the Company; provided further that upon an Event of Default, the Company shall issue the Holder warrants in amount equal to 10% of the then outstanding principal amount of this Note per month, until such default is cured.

(c)      Rights of the Holder.  Nothing in this Note shall be construed to modify, amend or limit in any way the right of the Holder to bring an action against the Company.

ARTICLE 3.
Miscellaneous

(a)      Prepayments and Partial Payments.  The Company may prepay this Note in whole or in part at anytime; provided, that any partial payment of principal shall be accompanied by payment of accrued interest to the date of prepayment.  Any payment made to the holders of the Notes which is not a full payment of all principal and interest on all of the Notes shall be made pro rata to the holders of the Notes based on the respective principal amounts of the Notes.

(b)      Transferability.  This Note shall not be transferred except in a transaction exempt from registration pursuant to the Securities Act and applicable state securities law.  The Company shall treat as the owner of this Note the person shown as the owner on its books and records.  The term “Holder” shall include the initial holder named on the first page of this Note and any subsequent holder of this Note.

(c)      WAIVER OF TRIAL BY JURY.  IN ANY LEGAL PROCEEDING TO ENFORCE PAYMENT OF THIS NOTE, THE COMPANY WAIVES TRIAL BY JURY.

(d)      Usury Saving Provision.  All payment obligations arising under this Note are subject to the express condition that at no time shall the Company be obligated or required to pay interest at a rate which could subject the holder of this Note to either civil or criminal liability as a result of being in excess of the maximum rate which the Company is permitted by law to contract or agree to pay.  If by the terms of this Note, the Company is at any time required or obligated to pay interest at a rate in excess of such maximum rate, the applicable rate of interest shall be deemed to be immediately reduced to such maximum rate, and interest thus payable shall be computed at such maximum rate, and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of principal.

(e)      Notice to Company.  Any notice(s) given under this Note shall be given on the same terms and conditions set forth in Section 8(f) of the Purchase Agreement.

(f)      Governing Law.  This Note shall be governed by the laws of the State of New York applicable to agreements executed and to be performed wholly within such State.  The Company hereby (i) consents to the non-exclusive jurisdiction of the United States District Court sitting in New York, New York in any action relating to or arising out of this Note, (ii) agrees that any process in any such action may be served upon it, in addition to any other method of service permitted by law, by certified or registered mail, return receipt requested, or by an overnight courier service which obtains evidence of delivery, with the same full force and effect as if personally served upon him and (iii) waives any claim that the jurisdiction of any such tribunal is not a convenient forum for any such action and any defense of lack of in personam jurisdiction with respect thereto.

(g)      Expenses.  In the event that the Holder commences a legal proceeding in order to enforce its rights under this Note, the Company shall pay all reasonable legal fees and expenses incurred by the Holder with respect thereto, if the Holder is successful in enforcing such action.

IN WITNESS WHEREOF, the Company has executed this Note as of the date and year first aforesaid.

MEDITE CANCER DIAGNOSTICS, INC.

By:
Name:
Title :